FOR IMMEDIATE RELEASE

CONTACT:	Jeff Tryka, CFA
Investor Relations, Lambert & Co.
(616) 295-2509
jtryka@horizonglobal.com

HORIZON GLOBAL REPORTS FINANCIAL RESULTS FOR THIRD QUARTER 2020

Third Quarter Highlights

▪$24.2 million of cash generated from operating activities; $90.0 million improvement over prior year comparable period
▪Cash and Availability(1) of $78.0 million; $17.1 million improvement over prior year comparable period
▪Refinanced First and Second Lien Term Loans into single term loan facility; extends maturity, maintains interest rate level and supports Company’s long-term strategic plan
▪Net sales of $201.6 million; increase of $23.7 million, or 13.3%, compared to prior year comparable period
▪Operating profit of $8.6 million; $21.3 million improvement compared to prior year comparable period
▪Net income from continuing operations of $1.6 million; $39.1 million improvement compared to prior year comparable period
▪Adjusted EBITDA(2) of $16.1 million; $19.1 million improvement compared to prior year comparable period

Plymouth, Michigan, November 5, 2020 — Horizon Global Corporation (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today reported financial results for the third quarter of 2020.

“I want to thank each and every member of our global team for the tremendous efforts and leadership demonstrated during the third quarter of 2020 as we continued to navigate our way through an unprecedented macro-economic environment,” stated Terry Gohl, Horizon Global's President and Chief Executive Officer. “We made a commitment in March to accelerate the deployment of our operational improvement initiatives to ensure that we would emerge from the crisis as a stronger company. The team rose to the occasion and, as a result, we delivered on our customer commitments in a period of increased demand, leading to significant improvements in profitability and cash flow generation. While the business continues to improve each and every day, we are beginning to see the fruits of our labor and the third quarter of 2020 marks the first time in three years that we have generated positive net income.”

2020 Third Quarter Segment Results
Horizon Americas. Net sales increased $22.9 million, or 23.8%, to $119.1 million. Net sales increased by $10.9 million combined in the retail and e-commerce sales channels, $8.5 million in the aftermarket and $4.0 million combined in the automotive OEM and automotive OES sales channels. Gross profit increased $15.7 million due to higher net sales coupled with favorable manufacturing costs and efficiencies, lower scrap costs and inventory reserves. Horizon Americas generated operating profit of $13.2 million, an increase of $15.4 million compared to the prior year comparable period, driven by favorable gross profit as described above. Adjusted EBITDA(2) increased to $15.5 million for the quarter, as compared to $0.6 million for the prior year comparable period.

Horizon Europe-Africa. Net sales increased $0.9 million, or 1.1%, to $82.5 million. Net sales increased by $4.5 million in the aftermarket sales channel, partially offset by a $3.5 million decrease in the automotive OEM and automotive OES sales channels. Gross profit decreased $0.6 million, primarily attributable to $4.1 million of material cost and labor efficiencies, which was more than offset by a $4.3 million favorable prior year expense recovery related to a product liability settlement that did not recur. Horizon Europe-Africa generated operating profit of $2.4 million, representing an increase of $0.7 million driven by $1.4 million lower SG&A costs, partially offset by the unfavorable gross profit described above. Adjusted EBITDA(2) increased to $6.1 million for the quarter, as compared to $0.7 million for the prior year comparable period.
Balance Sheet and Liquidity. Cash and Availability(1) was $78.0 million, an increase of $17.1 million compared to the prior year comparable period. Working Capital(3) was $66.6 million, a reduction of $45.1 million compared to the prior year comparable period. Gross debt increased $28.6 million to $267.8 million over the prior year comparable period, primarily reflecting increased borrowings in the first two quarters of 2020 to strengthen liquidity in response to the COVID-19 pandemic.

Summary
Gohl commented, “We are experiencing an extension of our traditional peak selling season in North America with demand continuing to outpace prior years. Increased take rates in Europe are also favorably impacting our outlook for the remainder of 2020. The increase in demand for our products has resulted in a strong open order book that we expect to capitalize on in the fourth quarter. Our laser-like focus on operational throughput and delivery through lean manufacturing principles positions us to meet heightened demand levels, solidify ourselves as the established market leader and continue to expand our market share in a profitable manner in each of the geographies we serve. We expect all these efforts to create near- and long-term value for our employees, customers and shareholders.”

Conference Call Details
Horizon Global will host a conference call regarding third quarter 2020 earnings on Thursday, November 5, 2020 at 8:30 a.m. Eastern Time. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (866) 652-5200 and from outside the U.S. at (412) 317-6060. Please use the conference identification number 10147302.
The third quarter 2020 results and supplemental materials, including a presentation in PDF format, will be distributed before the market opens on November 5, 2020 and will be available on the Company’s website at www.horizonglobal.com prior to the start of the call.
The conference call will be webcast simultaneously and in its entirety through the Horizon Global website. Shareholders, media representatives and others may participate in the webcast by registering through the investor relations section on the Company’s website.
A replay of the call will be available on Horizon Global’s website or by phone by dialing (877) 344-7529 and from outside the U.S. at (412) 317-0088. Please use the conference identification number 10147302. The telephone replay will be available approximately two hours after the end of the call and continue through November 19, 2020.

About Horizon Global
Headquartered in Plymouth, MI, Horizon Global is the #1 designer, manufacturer and distributor of a wide variety of high-quality, custom-engineered towing, trailering, cargo management and other related accessory products in North America and Europe. The Company serves OEMs, retailers, dealer networks and the end consumer as the category leader in the automotive, leisure and agricultural market segments. Horizon provides its customers with outstanding products and services that reflect the Company's commitment to market leadership, innovation and operational excellence. The Company’s mission is to utilize forward-thinking technology to develop and deliver best in-class products for our customers, engage with our employees and realize value creation for our shareholders.
Horizon Global is home to some of the world’s most recognized brands in the towing and trailering industry, including: Draw-Tite, Reese, Westfalia, BULLDOG, Fulton and Tekonsha. Horizon Global has approximately 3,900 employees.
For more information, please visit www.horizonglobal.com.

Forward-Looking Statements
This release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained herein speak only as of the date they are made and give our current expectations or forecasts of future events. These forward-looking statements can be identified by the use of forward-looking words, such as “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan” or other comparable words, or by discussions of strategy that may involve risks and uncertainties. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which could materially affect our business, financial condition or future results including, but not limited to, risks and uncertainties with respect to: the impact of the novel coronavirus (COVID-19) pandemic on the Company’s business, results of operations, financial condition and liquidity; the Company’s ability to regain compliance with the New York Stock Exchange’s continued listing standards; the Company’s debt, including the Company’s ability to refinance any debt on commercially reasonable terms or at all; liabilities and restrictions imposed by the Company’s debt instruments; market demand; competitive factors; supply constraints; material and energy costs; technology factors; litigation; government and regulatory actions including the impact of any tariffs, quotas, or surcharges; the Company’s accounting policies; future trends; general economic and currency conditions; various conditions specific to the Company’s business and industry; the success of the Company’s action plan, including the actual amount of savings and timing thereof; the success of the Company’s business improvement initiatives in Europe-Africa, including the amount of savings and timing thereof; the Company’s exposure to product liability claims from customers and end users, and the costs associated therewith; the Company’s ability to meet its covenants in the agreements governing its debt; factors affecting the Company's business that are outside of its control, including natural disasters, pandemics, including the current COVID-19 pandemic, accidents and governmental actions; and other risks that are discussed in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. The risks described herein are not the only risks facing our Company. Additional risks and uncertainties not currently known to us or that we currently deemed to be immaterial also may materially adversely affect our business, financial position and results of operations or cash flows. We caution readers not to place undue reliance on such statements, which speak only as of the date hereof. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statement to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

(1)	"Cash and Availability" refers to cash and cash equivalents and amounts of cash accessible but undrawn from credit facilities.
(2)
Please refer to “Company and Business Segment Financial Information” which details certain costs, expense, other charges, that are included in the determination of net income attributable to Horizon Global under GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results. The Company’s management utilizes Adjusted EBITDA as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA that is prepared in accordance with U.S. GAAP.

(3)
Working Capital defined as "total current assets" excluding "cash, cash equivalents and restricted cash", less "total current liabilities" excluding "current maturities, long-term debt" and "short-term operating lease liabilities".

Horizon Global Corporation
Condensed Consolidated Balance Sheets
(dollars in thousands)

	September 30, 2020	December 31, 2019
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$39,810	$11,770
Restricted cash	5,840	—
Receivables, net	106,650	71,680
Inventories	107,120	136,650
Prepaid expenses and other current assets	9,910	8,570
Total current assets	269,330	228,670
Property and equipment, net	73,670	75,830
Operating lease right-of-use assets	47,380	45,770
Goodwill	3,120	4,350
Other intangibles, net	56,510	60,120
Deferred income taxes	390	430
Other assets	7,630	5,870
Total assets	$458,030	$421,040
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current maturities, long-term debt	$8,740	$4,310
Accounts payable	97,170	78,450
Short-term operating lease liabilities	11,750	9,880
Accrued liabilities	59,890	48,850
Total current liabilities	177,550	141,490
Gross long-term debt	259,020	236,550
Unamortized debt issuance costs and discount	(23,380)	(31,500)
Long-term debt	235,640	205,050
Deferred income taxes	3,400	4,040
Long-term operating lease liabilities	48,070	48,070
Other long-term liabilities	15,460	13,790
Total liabilities	480,120	412,440
Total Horizon Global shareholders' (deficit) equity	(17,340)	12,340
Noncontrolling interest	(4,750)	(3,740)
Total shareholders' (deficit) equity	(22,090)	8,600
Total liabilities and shareholders' equity	$458,030	$421,040

Horizon Global Corporation
Condensed Consolidated Statements of Operations
(Unaudited - dollars in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$201,630	$177,850	$485,370	$548,170
Cost of sales	(158,260)	(149,560)	(397,700)	(460,010)
Gross profit	43,370	28,290	87,670	88,160
Selling, general and administrative expenses	(34,820)	(41,100)	(93,680)	(113,140)
Net gain (loss) on dispositions of property and equipment	10	50	(80)	1,500
Operating profit (loss)	8,560	(12,760)	(6,090)	(23,480)
Other income (expense), net	690	(1,640)	(1,430)	(6,610)
Interest expense	(7,560)	(24,120)	(23,970)	(50,270)
Income (loss) from continuing operations before income tax	1,690	(38,520)	(31,490)	(80,360)
Income tax (expense) benefit	(100)	1,020	(170)	2,330
Net income (loss) from continuing operations	1,590	(37,500)	(31,660)	(78,030)
Income (loss) from discontinued operations, net of tax	—	182,750	(500)	189,520
Net income (loss)	1,590	145,250	(32,160)	111,490
Less: Net loss attributable to noncontrolling interest	(340)	(260)	(1,010)	(840)
Net income (loss) attributable to Horizon Global	$1,930	$145,510	$(31,150)	$112,330
Net income (loss) per share attributable to Horizon Global:
Basic:
Continuing operations	$0.07	$(1.47)	$(1.19)	$(3.05)
Discontinued operations	—	7.21	(0.02)	7.50
Total	$0.07	$5.74	$(1.21)	$4.45
Diluted:
Continuing operations	$0.06	$(1.47)	$(1.19)	$(3.05)
Discontinued operations	—	7.21	(0.02)	7.50
Total	$0.06	$5.74	$(1.21)	$4.45
Weighted average common shares outstanding:
Basic	25,939,741	25,329,492	25,651,789	25,267,310
Diluted	33,329,106	25,329,492	25,651,789	25,267,310

Horizon Global Corporation
Condensed Consolidated Statements of Cash Flows
(unaudited - dollars in thousands)

	Nine Months Ended September 30,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(32,160)	$111,490
Less: (Loss) income from discontinued operations	(500)	189,520
Net loss from continuing operations	(31,660)	(78,030)

Adjustments to reconcile net loss from continuing operations to net cash provided by (used for) operating activities:
Net loss (gain) on dispositions of property and equipment	80	(1,500)
Depreciation	11,110	11,980
Amortization of intangible assets	5,040	4,800
Write off of operating lease assets	—	4,250
Amortization of original issuance discount and debt issuance costs	11,450	18,570
Deferred income taxes	(820)	(3,390)
Non-cash compensation expense	2,190	1,790
Paid-in-kind interest	6,280	7,620
Increase in receivables	(35,170)	(4,680)
Decrease in inventories	30,100	1,920
Increase in prepaid expenses and other assets	(4,080)	(2,770)
Increase (decrease) in accounts payable and accrued liabilities	29,800	(15,560)
Other, net	(130)	(10,800)
Net cash provided by (used for) operating activities for continuing operations	24,190	(65,800)
Cash Flows from Investing Activities:
Capital expenditures	(8,090)	(8,460)
Net proceeds from sale of business	—	214,570
Net proceeds from disposition of property and equipment	70	1,470
Net cash (used for) provided by investing activities for continuing operations	(8,020)	207,580
Cash Flows from Financing Activities:
Proceeds from borrowings on credit facilities	6,440	13,780
Repayments of borrowings on credit facilities	(3,330)	(6,520)
Proceeds from Second Lien Term Loan, net of issuance costs	—	35,520
Repayments of borrowings on First Lien Term Loan, inclusive of transaction costs	—	(173,430)
Proceeds from Revolving Credit Facility, net of issuance costs	54,680	—
Repayments of borrowings on Revolving Credit Facility	(28,300)	—
Proceeds from ABL revolving debt, net of issuance costs	8,000	68,790
Repayments of borrowings on ABL revolving debt	(27,920)	(112,510)
Proceeds from Paycheck Protection Program Loan	8,670	—
Proceeds from issuance of Series A Preferred Stock	—	5,340
Proceeds from issuance of Warrants	—	5,380
Other, net	(320)	(10)
Net cash provided by (used for) financing activities for continuing operations	17,920	(163,660)
Discontinued Operations:
Net cash (used for) provided by discontinued operating activities	(500)	11,430
Net cash used for discontinued investing activities	—	(1,120)
Net cash provided by discontinued financing activities	—	—
Net cash (used for) provided by discontinued operations	(500)	10,310
Effect of exchange rate changes on cash, cash equivalents and restricted cash	290	280
Cash, Cash Equivalents and Restricted Cash:
Increase (decrease) for the period	33,880	(11,290)
At beginning of period	11,770	27,650
At end of period	$45,650	$16,360
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,990	$19,730
Cash paid for taxes, net of refunds	$990	$480

Appendix I

Horizon Global Corporation
Company and Business Segment Financial Information
(Unaudited - dollars in thousands)

The Company’s management utilizes Adjusted EBITDA(2) as the key measure of company and segment performance and for planning and forecasting purposes, as management believes this measure is most reflective of the operational profitability or loss of the Company and its operating segments and provides management and investors with information to evaluate the operating performance of its business and is representative of its performance used to measure certain of its financial covenants. Adjusted EBITDA(2) should not be considered a substitute for results prepared in accordance with U.S. GAAP and should not be considered an alternative to net income attributable to Horizon Global, which is the most directly comparable financial measure to Adjusted EBITDA(2) that is prepared in accordance with U.S. GAAP. Adjusted EBITDA(2), as determined and measured by Horizon Global, should also not be compared to similarly titled measures reported by other companies. The Company also uses operating income (loss) to measure stand-alone segment performance.

Adjusted EBITDA(2) is defined as net income attributable to Horizon Global before interest expense, income taxes, depreciation and amortization, and before certain items, as applicable such as severance, restructuring, relocation and related business disruption costs, impairment of goodwill and other intangibles, non-cash stock compensation, certain product liability recall and litigation claims, acquisition and integration costs, gains (losses) on business divestitures and other assets, board transition support and non-cash unrealized foreign currency remeasurement costs.

The following table summarizes Adjusted EBITDA(2) for our operating segments for the three months ended September 30, 2020 and 2019:

	Three Months Ended September 30, 2020				Three Months Ended September 30, 2019				Variance
	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Consolidated
	(dollars in thousands)				(dollars in thousands)
Net income attributable to Horizon Global				$1,930				$145,510	$(143,580)
Net loss attributable to noncontrolling interest				(340)				(260)	(80)
Net income				$1,590				$145,250	$(143,660)
Interest expense				7,560				24,120	(16,560)
Income tax expense (benefit)				100				(1,020)	1,120
Depreciation and amortization				5,620				6,250	(630)
EBITDA	$13,870	$7,490	$(6,490)	$14,870	$(1,290)	$3,950	$171,940	$174,600	$(159,730)
Net loss attributable to noncontrolling interest	—	340	—	340	—	260	—	260	80
Income from discontinued operations, net of tax	—	—	—	—	—	—	(182,750)	(182,750)	182,750
Severance	—	(170)	—	(170)	(10)	10	1,620	1,620	(1,790)
Restructuring, relocation and related business disruption costs	250	(20)	150	380	(200)	—	4,250	4,050	(3,670)
Non-cash stock compensation	—	—	870	870	—	—	850	850	20
Loss (gain) on business divestitures and other assets	420	—	(20)	400	320	—	(1,320)	(1,000)	1,400
Product liability and litigation claims	—	—	—	—	820	(4,270)	—	(3,450)	3,450
Debt issuance costs	—	—	530	530	—	—	1,310	1,310	(780)
Unrealized foreign currency remeasurement costs	980	(1,580)	(500)	(1,100)	240	650	300	1,190	(2,290)
Other	—	—	—	—	670	130	(530)	270	(270)
Adjusted EBITDA	$15,520	$6,060	$(5,460)	$16,120	$550	$730	$(4,330)	$(3,050)	$19,170

The following table summarizes Adjusted EBITDA(2) for our operating segments for the nine months ended September 30, 2020 and 2019:

	Nine Months Ended September 30, 2020				Nine Months Ended September 30, 2019				Variance
	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Horizon Americas	Horizon Europe-Africa	Corporate	Consolidated	Consolidated
	(dollars in thousands)				(dollars in thousands)
Net (loss) income attributable to Horizon Global				$(31,150)				$112,330	$(143,480)
Net loss attributable to noncontrolling interest				(1,010)				(840)	(170)
Net (loss) income				$(32,160)				$111,490	$(143,650)
Interest expense				23,970				50,270	(26,300)
Income tax expense (benefit)				170				(2,330)	2,500
Depreciation and amortization				16,150				16,790	(640)
EBITDA	$24,160	$3,150	$(19,180)	$8,130	$9,960	$4,550	$161,710	$176,220	$(168,090)
Net loss attributable to noncontrolling interest	—	1,010	—	1,010	—	840	—	840	170
Loss (income) from discontinued operations, net of tax	—	—	500	500	—	—	(189,520)	(189,520)	190,020
Severance	530	(150)	(10)	370	(200)	10	1,620	1,430	(1,060)
Restructuring, relocation and related business disruption costs	1,550	10	470	2,030	1,110	(1,410)	4,250	3,950	(1,920)
Non-cash stock compensation	—	—	2,190	2,190	—	—	1,820	1,820	370
Loss (gain) on business divestitures and other assets	1,020	(180)	20	860	1,280	3,630	—	4,910	(4,050)
Board transition support	—	—	—	—	—	—	1,450	1,450	(1,450)
Product liability and litigation claims	—	1,510	—	1,510	820	50	—	870	640
Debt issuance costs	—	—	1,840	1,840	—	—	4,350	4,350	(2,510)
Unrealized foreign currency remeasurement costs	280	860	(490)	650	160	1,210	440	1,810	(1,160)
Other	—	—	—	—	870	(180)	(630)	60	(60)
Adjusted EBITDA	$27,540	$6,210	$(14,660)	$19,090	$14,000	$8,700	$(14,510)	$8,190	$10,900

Segment Information

The following table summarizes financial information for our operating segments for the three months ended September 30, 2020 and 2019:

	Three Months Ended September 30,		Change
	2020	2019	$	%
	(dollars in thousands)
Net Sales
Horizon Americas	$119,140	$96,220	$22,920	23.8%
Horizon Europe-Africa	82,490	81,630	860	1.1%
Total	$201,630	$177,850	$23,780	13.4%
Gross Profit
Horizon Americas	$32,960	$17,270	$15,690	90.9%
Horizon Europe-Africa	10,410	11,020	(610)	(5.5%)
Total	$43,370	$28,290	$15,080	53.3%
Operating Profit (Loss)
Horizon Americas	$13,170	$(2,230)	$15,400	690.6%
Horizon Europe-Africa	2,440	1,730	710	41.0%
Corporate	(7,050)	(12,260)	5,210	42.5%
Total	$8,560	$(12,760)	$21,320	167.1%
Adjusted EBITDA
Horizon Americas	$15,520	$550	$14,970	2,721.8%
Horizon Europe-Africa	6,060	730	5,330	730.1%
Corporate	(5,460)	(4,330)	(1,130)	(26.1%)
Total	$16,120	$(3,050)	$19,170	628.5%

The following table summarizes financial information for our operating segments for the nine months ended September 30, 2020 and 2019:

	Nine Months Ended September 30,		Change
	2020	2019	$	%
	(dollars in thousands)
Net Sales
Horizon Americas	$285,630	$300,670	$(15,040)	(5.0%)
Horizon Europe-Africa	199,740	247,500	(47,760)	(19.3%)
Total	$485,370	$548,170	$(62,800)	(11.5%)
Gross Profit
Horizon Americas	$70,720	$62,080	$8,640	13.9%
Horizon Europe-Africa	16,950	26,080	(9,130)	(35.0%)
Total	$87,670	$88,160	$(490)	(0.6%)
Operating Profit (Loss)
Horizon Americas	$19,330	$5,760	$13,570	235.6%
Horizon Europe-Africa	(6,040)	120	(6,160)	(5,133.3%)
Corporate	(19,380)	(29,360)	9,980	34.0%
Total	$(6,090)	$(23,480)	$17,390	74.1%
Adjusted EBITDA
Horizon Americas	$27,540	$14,000	$13,540	96.7%
Horizon Europe-Africa	6,210	8,700	(2,490)	(28.6%)
Corporate	(14,660)	(14,510)	(150)	(1.0%)
Total	$19,090	$8,190	$10,900	133.1%

Appendix II

Horizon Global Corporation
Reconciliation of Reported Revenue Growth
to Constant Currency Basis
(Unaudited)

We evaluate growth in our operations on both an as reported and a constant currency(1) basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our growth, consistent with how we evaluate our performance. Constant currency revenue results are calculated by translating current year revenue in local currency using the prior year's currency conversion rate. This non-GAAP measure has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under GAAP. Our use of this term may vary from the use of similarly-titled measures by other issuers due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

	Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	Horizon Americas	Horizon Europe-Africa	Consolidated	Horizon Americas	Horizon Europe-Africa	Consolidated
Revenue growth as reported	23.8%	1.1%	13.4%	(5.0)%	(19.3)%	(11.5)%
Less: currency impact	(0.5)%	4.4%	1.7%	(0.3)%	0.3%	(0.1)%
Revenue growth at constant currency	24.3%	(3.3)%	11.6%	(4.7)%	(19.6)%	(11.4)%